                                                                    EXHIBIT 99.1


[BAY VIEW CAPITAL CORPORATION LOGO]            News Release

                                               NYSE:      BVC
                                               Web Site:  www.bayviewcapital.com
                                               Contact:   John Okubo
                                                          (650) 312-7393
                                                          Jeannie Daniels
                                                          (650) 294-7778

FOR IMMEDIATE RELEASE

January 28, 2003

--------------------------------------------------------------------------------
        BAY VIEW CAPITAL CORPORATION ANNOUNCES NET ASSETS IN LIQUIDATION
--------------------------------------------------------------------------------

      SAN MATEO, CALIFORNIA - Bay View Capital Corporation (the "Company") today reported net assets in liquidation at December 31, 2002. As previously announced, the Company adopted liquidation basis accounting effective September 30, 2002, as a result of its stockholders' approval of a plan of dissolution and stockholder liquidity and completion of the sale of its retail banking assets to U.S. Bank, N.A. on November 1, 2002. In accordance with generally accepted accounting principles, under the liquidation basis of accounting, the Company is now reporting the value of, and the changes in, net assets available for distribution to stockholders ("net assets in liquidation") instead of results from continuing operations.

      The Company reported net assets in liquidation of $410.1 million at December 31, 2002, or $6.43 in net assets in liquidation per outstanding share as compared to $413.7 million, or $6.50 in net assets in liquidation per outstanding share at September 30, 2002. The fourth quarter decrease in net assets in liquidation and net assets in liquidation per outstanding share was primarily the result of a $6.1 million pre-tax loss from operations recorded during the quarter and $2.8 million of net charges for additional liquidation valuation adjustments partially offset by a tax benefit of $4.9 million. The quarter-to-date loss from operations was primarily a result of an October operating loss caused by a delay in closing the sale of the Company's retail deposits to U.S. Bank, N.A. from October 1 to November 1. The Company's liquidation of earning assets in advance of the anticipated October 1 sale date resulted in sharply lower interest revenues during October. The $2.8 million charge for additional liquidation valuation adjustments was primarily due to a decrease in the market value of the loan portfolio.

      During the fourth quarter, the Company reduced its valuation allowance for deferred tax assets from $24.0 million to $21.5 million in recognition of additional future operating income from the Company's auto lending business available to absorb existing deferred tax benefits. The Company's 2002 effective tax rate of 72% is higher than the federal statutory rate due primarily to state income taxes, the valuation allowance on deferred tax assets, disposition of nondeductible goodwill, and nondeductible compensation associated with the Company's plan of dissolution and stockholder liquidity. The effective tax rate for the fourth quarter declined to 55%, primarily as a result of an increase in state taxes partially offset by reductions to the valuation allowance.

      A comparison of pro-forma net assets in liquidation, adjusted for estimated after-tax earnings from the Company's remaining operations and an estimated after-tax gain on the Company's auto lending business, is set forth below. This pro-forma measure contains projections of future earnings and the after-tax gain in the business, and is a non-GAAP measure. The Company believes this is a more comprehensive measure of the full value of net assets in liquidation.

                                                              ----------------------------  ----------------------------
                                                                  AT DECEMBER 31, 2002         AT SEPTEMBER 30, 2002
                                                              ----------------------------  ----------------------------
                                                                  TOTAL                         TOTAL
                                                              (IN MILLIONS)  PER SHARE (1)  (IN MILLIONS)  PER SHARE (1)
                                                              ----------------------------  ----------------------------
Net assets in liquidation - GAAP measure                       $     410.1    $      6.43    $     413.7    $      6.50
Estimated deferred gain on auto lending business (2)                  12.8           0.20           12.8           0.20
Estimated after-tax earnings from remaining operations (3)             8.8           0.14            2.9           0.05
                                                              ----------------------------  ----------------------------
Pro-forma net assets in liquidation - Non-GAAP measure         $     431.7    $      6.77    $     429.4    $      6.75
                                                              ============================  ============================

(1) Based on 63,747,157 and 63,631,680 diluted shares in liquidation at December 31, 2002 and September 30, 2002, respectively.

(2) Amounts represent the estimated deferred after-tax gain attributable to the auto lending business. The actual after-tax gain that may be realized may differ.

(3) Amounts represent the future after-tax operating income estimated to be produced by the auto lending business for the Company's remaining period of ownership net of other remaining operations in liquidation. At December 31, 2002, the projected remaining period of ownership is January 1, 2003 - September 30, 2005. At September 30, 2002, the projected remaining period of ownership was October 1, 2002 - June 30, 2004. The actual period of the Company's remaining ownership and the actual operating income produced by the business may differ. The actual after-tax earnings that may be realized may differ.

      The estimated after-tax earnings from remaining operations increased to $8.8 million, or $0.14 per outstanding share, at December 31, 2002 from $2.9 million, or $0.05 per outstanding share, at September 30, 2002. This increase was primarily attributable to two factors: (1) an extension of the liquidation period (and the end of the projected period of ownership of the auto lending business) from June 30, 2004 to September 2005 and (2) the rollforward from September 30, 2002 to December 31, 2002, which eliminated the fourth quarter 2002 projected after-tax loss. Originally, it was projected that the auto lending business would be sold or spun off to shareholders as of June 2004. The extension to September 2005 will allow the Company to take advantage of additional net operating loss carryforwards and other deferred tax assets that would otherwise not be utilized, as well as allowing additional time for the auto company to benefit from expansion of its business activities.

      As discussed above, on November 1, 2002, the Company completed a sale of the retail banking assets owned by its wholly-owned subsidiary Bay View Bank, N.A. (the "Bank"), to U.S. Bank, N.A., a wholly-owned subsidiary of U.S. Bancorp. U.S. Bank, N.A. assumed the Bank's retail deposits totaling $3.307 billion, its branches and service center operations, and $327.7 million of loans. On November 29, 2002, the Company prepaid the entire $100 million of its 9 1/8 percent Subordinated Notes due 2007 at a premium of 4.563%. Additionally, on December 9, 2002, the Bank redeemed the entire $50 million of its outstanding 10 percent Subordinated Notes due 2009.

      In December, the Company received approval from the Federal Reserve Bank ("FRB") to pay the cumulative distributions on its Trust Preferred Capital Securities. On December 31, 2002, the Company paid cumulative deferred distributions, interest on the deferred distributions and the current quarterly distribution. The total amount paid per share as of December 31, 2002 was $6.10 for the 10 quarterly dividends plus $0.715 in accrued interest. Although the Company intends to pay out future dividends as scheduled, it continues to be subject to a formal agreement with the FRB and, accordingly, future dividend payments will remain subject to FRB approval.

      During the quarter, the Company completed the sale of approximately $456.4 million of loans, including the $327.7 million of loans sold to U.S. Bank, N.A., and received an additional $92.8 million in loan prepayments. The loans sold consisted of approximately $157.4 million of home equity loans, $139.4 million of single-family loans, $57.4 million of business loans, $38.4 million of commercial real estate loans, $25.6 million of factored receivables, $21.1 million of commercial leases, $14.4 million of franchise loans and $2.7 million of consumer loans.

      Loan sales and payoffs during the quarter were partially offset by originations totaling $84.9 million. Originations for the quarter included $69.5 million of auto loans, $8.8 million of commercial and business loans and $6.6 million of home equity loans. The Company continues to originate auto loans, however, it ceased all other loan production activities during the quarter.

      Total nonperforming assets, net of mark-to-market valuation allowance, were $27.3 million at December 31, 2002 as compared to $40.1 million at September 30, 2002. Franchise related nonperforming assets were $21.0 million at December 31, 2002 as compared to $23.0 million at September 30, 2002, and nonperforming assets in the auto lending business were

$284 thousand at December 31, 2002 as compared to $1.0 million at September 30, 2002.

      Total loans and leases delinquent 60 days or more at December 31, 2002 were $17.8 million as compared to $31.9 million at September 30, 2002. Delinquent franchise related loans were $15.5 million at December 31, 2002 as compared to $16.3 million at September 30, 2002, and delinquent auto loans were $143 thousand at December 31, 2002 as compared to $304 thousand at September 30, 2002.

      As discussed above, the Company adopted liquidation basis accounting effective September 30, 2002, in accordance with generally accepted accounting principles. Accordingly, the Company's financial statements as of and for the quarter ended December 31, 2002 have been prepared under the liquidation basis of accounting including the replacement of the Consolidated Statement of Operations and Comprehensive Income with the Consolidated Statement of Changes in Net Assets in Liquidation. The Company's financial statements presented for periods prior to September 30, 2002, (i.e., as of December 31, 2001 and for the nine months ended September 30, 2001 and for the year ended December 31, 2001) are presented on a going concern basis of accounting. Since the Company adopted liquidation basis accounting on September 30, 2002, the Consolidated Statement of Operations and Comprehensive Income for the nine months ended September 30, 2002 is presented in a similar format as the going concern financial statements. As a result, the Company is providing, herein, a (1) Consolidated Statement of Net Assets (Liquidation Basis) as of December 31, 2002 and a Consolidated Statement of Financial Condition (Going Concern Basis) as of December 31, 2001, and (2) a Consolidated Statement of Changes in Net Assets in Liquidation (Liquidation Basis) for the three month period ended December 31, 2002 and (3) Consolidated Statements of Operations and Comprehensive Income (Loss) for the nine month periods ended September 30, 2002 (Liquidation Basis) and 2001 (Going Concern Basis) and the year ended December 31, 2001 (Going Concern Basis).

      As previously announced, the Company will host a conference call at 2:00 p.m. PST on January 29, 2003 to discuss its financial results. Analysts, media representatives and the public are invited to listen to this discussion by calling 1-888-793-6954 and referencing the password "BVC." An audio replay of this conference call will be available through Friday, February 28, 2003 and can be accessed by dialing 1-888-568-0499.

      Bay View Capital Corporation is a commercial bank holding company headquartered in San Mateo, California and is listed on the NYSE: BVC. For more information, visit our website at www.bayviewcapital.com.

                           FORWARD-LOOKING STATEMENTS

      All statements contained in this release that are not historic facts are based on current expectations. Such statements are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995) in nature and involve a number of risks and uncertainties. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized. For information regarding factors that could cause the results contemplated in forward-looking statements to differ from expectations, such as the inability to achieve the financial goals of our plan of dissolution and stockholder liquidity, including any financial goals related to both contemplated and consummated asset sales, including the expected (deferred) gain from the sale of the auto business and the inability to use net operating loss carryforwards that the Company currently has, please refer to the Company's Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

                          BAY VIEW CAPITAL CORPORATION

         CONSOLIDATED STATEMENT OF NET ASSETS (LIQUIDATION BASIS) AS OF
                             DECEMBER 31, 2002 AND
      CONSOLIDATED STATEMENT OF FINANCIAL CONDITION (GOING CONCERN BASIS)
                            AS OF DECEMBER 31, 2001
                                  (UNAUDITED)

                                                                             -------------------    -------------------
                                                                              DECEMBER 31, 2002      DECEMBER 31, 2001
                                                                             -------------------    -------------------
                                                                              LIQUIDATION BASIS     GOING CONCERN BASIS
                                                                             -------------------    -------------------
                                                                                      (DOLLARS IN THOUSANDS)
ASSETS
Cash and cash equivalents:
Cash and due from depository institutions                                       $     71,611           $    357,008
Short-term investments                                                               151,684                164,380
                                                                                ------------           ------------
                                                                                     223,295                521,388
Securities available-for-sale:
Investment securities                                                                 38,137                 98,980
Mortgage-backed securities                                                            32,516                278,891
Loans and leases held-for-sale                                                       311,014                 40,608
Loans and leases held-for-investment, net                                                 --              2,326,787
Investment in operating lease assets, net                                            191,005                339,349
Investment in stock of the Federal Home Loan Bank of San Francisco                    16,075                 24,157
Investment in stock of the Federal Reserve Bank                                       13,659                 11,866
Real estate owned, net                                                                 2,402                  9,462
Premises and equipment, net                                                            1,327                 13,145
Repossessed vehicles                                                                     502                  1,473
Intangible assets                                                                         --                123,573
Income taxes, net                                                                         --                174,360
Other assets                                                                          45,613                 50,066
                                                                                ------------           ------------
Total assets                                                                    $    875,545           $  4,014,105
                                                                                ============           ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Transaction accounts                                                            $         --           $  1,950,699
Retail certificates of deposit                                                            --              1,284,228
Brokered certificates of deposit                                                     224,189                     --
                                                                                ------------           ------------
                                                                                     224,189              3,234,927
Subordinated Notes, net                                                                   --                149,632
Other borrowings                                                                      61,969                137,536
Income taxes, net                                                                      8,646                     --
Other liabilities                                                                     28,151                 65,823
Reserve for estimated costs during the period of liquidation                          52,526                     --
                                                                                ------------           ------------
Total liabilities                                                                    375,481              3,587,918
                                                                                ------------           ------------
Guaranteed Preferred Beneficial Interest in the Company's
   Junior Subordinated Debentures ("Capital Securities")                              90,000                 90,000
Stockholders' equity:
Serial preferred stock: Authorized, 7,000,000 shares; Outstanding, none                   --                     --
Common stock ($.01 par value): authorized, 80,000,000 shares;
   issued, 2002-62,989,743; 2001-62,627,980
   outstanding, 2002-62,947,396; 2001-62,579,129                                          --                    626
Additional paid-in capital                                                                --                595,258
Accumulated deficit                                                                       --               (258,047)
   Treasury stock, at cost, 2001-48,851 shares                                            --                   (808)
Accumulated other comprehensive income (loss):
   Unrealized gain on securities available-for-sale, net of tax                           --                    523
   Minimum pension liability adjustment, net of tax                                       --                   (294)
Debt of Employee Stock Ownership Plan                                                     --                 (1,071)
                                                                                ------------           ------------
Total stockholders' equity                                                                --                336,187
                                                                                                       ------------
Total liabilities and stockholders' equity                                           465,481           $  4,014,105
                                                                                ------------           ------------
Net assets in liquidation                                                       $    410,064
                                                                                ============

                          BAY VIEW CAPITAL CORPORATION
         CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS IN LIQUIDATION
                              (LIQUIDATION BASIS)
                                  (UNAUDITED)


                                                                                         ------------------------
                                                                                           FOR THE THREE MONTHS
                                                                                                  ENDED
                                                                                         ------------------------
                                                                                            DECEMBER 31, 2002
                                                                                         ------------------------
                                                                                          (DOLLARS IN THOUSANDS)
      Net assets in liquidation, September 30, 2002                                        $            413,675

      Pre-tax loss from operations                                                                       (6,124)
      Changes in estimated values of assets and liabilities                                              (2,761)
      Income tax benefit                                                                                  4,886
      Other changes in net assets in liquidation (1)                                                        388
                                                                                         ------------------------
      Net assets in liquidation, December 31, 2002                                         $            410,064
                                                                                         ========================

(1) Includes $661 thousand of stock options and warrants exercised during the quarter partially offset by $273 thousand of preferred stock dividends paid in December.

                          BAY VIEW CAPITAL CORPORATION
     CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
                                  (UNAUDITED)

                                                                             ---------------------------------   ---------------
                                                                                                                  FOR THE YEAR
                                                                                 FOR THE NINE MONTHS ENDED            ENDED
                                                                             ---------------------------------   ---------------
                                                                              SEPTEMBER 30,     SEPTEMBER 30,     DECEMBER 31,
                                                                                  2002              2001              2001
                                                                             ---------------   ---------------   ---------------
                                                                               LIQUIDATION      GOING CONCERN     GOING CONCERN
                                                                                  BASIS             BASIS             BASIS
                                                                             ---------------   ---------------   ---------------
                                                                               (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Interest income:
Interest on loans and leases                                                   $  122,208        $  192,698        $  243,163
Interest on mortgage-backed securities                                              8,314            27,852            31,695
Interest and dividends on investment securities                                    14,717            23,333            27,887
                                                                               ----------        ----------        ----------
                                                                                  145,239           243,883           302,745
Interest expense:
Interest on deposits                                                               44,509           114,065           135,736
Interest on borrowings                                                              4,413            28,673            29,900
Interest on Subordinated Notes                                                     11,146            11,146            14,861
                                                                               ----------        ----------        ----------
                                                                                   60,068           153,884           180,497

Net interest income                                                                85,171            89,999           122,248
Provision for losses on loans and leases                                           10,700            62,990            71,890
                                                                               ----------        ----------        ----------
Net interest income after provision for losses on loans and leases                 74,471            27,009            50,358

Noninterest income:
Leasing income                                                                     56,188            70,682            92,305
Loan fees and charges                                                               3,571             4,195             5,542
Loan servicing income                                                                 663             3,654             4,077
Account fees                                                                        5,858             5,937             7,947
Sales commissions                                                                   5,247             4,421             5,906
Gain (loss) on sale of assets and liabilities, net                                 18,625            (9,845)          (10,547)
Other, net                                                                          1,413             1,356             1,939
                                                                               ----------        ----------        ----------
                                                                                   91,565            80,400           107,169

Noninterest expense:
General and administrative                                                         93,001           117,150           155,287
Litigation settlement expense                                                      13,100                --                --
Restructuring expenses                                                                 --             8,214             6,935
Revaluation of franchise-related assets                                                --            68,646            70,146
Leasing expenses                                                                   43,984            61,610            86,120
Dividend expense on Capital Securities                                              7,873             6,862             9,774
Real estate owned operations, net                                                     956               252             2,085
Provision for losses on real estate owned                                             266                --             2,936
Amortization of intangible assets                                                     993             8,476            11,280
                                                                               ----------        ----------        ----------
                                                                                  160,173           271,210           344,563

Income (loss) from operations                                                       5,863          (163,801)         (187,036)
Adjustment for liquidation basis                                                  266,510                --                --
                                                                               ----------        ----------        ----------
Income (loss) before income tax expense (benefit)                                 272,373          (163,801)         (187,036)
Income tax expense (benefit)                                                      181,792           (59,853)          (85,866)
                                                                               ----------        ----------        ----------
Income (loss) before cumulative effect of change in accounting principle           90,581        $ (103,948)       $ (101,170)
Cumulative effect of change in accounting principle, net of applicable
   taxes of $2.3 million                                                          (18,920)               --                --
                                                                               ----------        ----------        ----------
Net income (loss)                                                              $   71,661        $ (103,948)       $ (101,170)
                                                                               ==========        ==========        ==========

                          BAY VIEW CAPITAL CORPORATION
     CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
                                  (UNAUDITED)

                                                                              ----------------------------------    ---------------
                                                                                                                      FOR THE YEAR
                                                                                  FOR THE NINE MONTHS ENDED               ENDED
                                                                              ----------------------------------    ---------------
                                                                               SEPTEMBER 30,      SEPTEMBER 30,       DECEMBER 31,
                                                                                   2002               2001               2001
                                                                              ---------------    ---------------    ---------------
                                                                                LIQUIDATION       GOING CONCERN      GOING CONCERN
                                                                                 BASIS (1)            BASIS              BASIS
                                                                              ---------------    ---------------    ---------------
                                                                                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Basic earnings (loss) per share before cumulative effect of change in
   accounting principle                                                        $       1.44       $      (2.22)      $      (1.99)
Cumulative effect of change in accounting principle, net                              (0.30)                --                 --
                                                                              --------------     --------------     --------------
Net basic earnings (loss) per share                                            $       1.14       $      (2.22)      $      (1.99)
                                                                              ==============     ==============     ==============

Diluted earnings (loss) per share before cumulative effect of change in
   accounting principle                                                        $       1.43       $      (2.22)      $      (1.99)
Cumulative effect of change in accounting principle, net                              (0.30)                --                 --
                                                                              --------------     --------------     --------------
Net diluted earnings (loss) per share                                          $       1.13       $      (2.22)      $      (1.99)
                                                                              ==============     ==============     ==============

Weighted-average basic shares outstanding                                            62,724             46,914             50,873
                                                                              ==============     ==============     ==============
Weighted-average diluted shares outstanding                                          63,135             46,914             50,873
                                                                              ==============     ==============     ==============

Net income (loss)                                                              $     71,661       $   (103,948)      $   (101,170)
Other comprehensive income (loss), net of tax:
  Change in unrealized gain or loss on securities available-for-sale, net of tax expense of $808 and $362 for the nine months ended
  September 30, 2001 and the year ended December 31, 2001, respectively                  --              1,146                513
  Minimum pension liability adjustment, net of tax benefit of $207 for 2001              --                 --               (294)
                                                                              --------------     --------------     --------------
Other comprehensive income                                                               --              1,146                219
                                                                              --------------     --------------     --------------
Comprehensive income (loss)                                                    $     71,661       $   (102,802)      $   (100,951)
                                                                              ==============     ==============     ==============

(1) The liquidation basis Consolidated Statement of Operations and Comprehensive Income for the nine months ended September 30, 2002 is presented in a similar format as the going concern basis of accounting statements, adjusted for the adoption of liquidation basis accounting and the recording of initial liquidation basis valuation adjustments as of September 30, 2002.

                          BAY VIEW CAPITAL CORPORATION
                            SELECTED FINANCIAL DATA
                                  (UNAUDITED)

                                                                             ---------------------------------------------------
                                                                                      AT AND FOR THE THREE MONTHS ENDED
                                                                             ---------------------------------------------------
                                                                               DECEMBER 31,     SEPTEMBER 30,     DECEMBER 31,
                                                                                  2002              2002             2001
                                                                             ---------------   ---------------   ---------------
                                                                               LIQUIDATION       LIQUIDATION      GOING CONCERN
                                                                                  BASIS             BASIS            BASIS
                                                                             ---------------   ---------------   ---------------
                                                                               (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
SELECTED RESULTS OF OPERATIONS INFORMATION:
Net interest income                                                           $      7,246      $     18,580      $     32,249
Provision for losses on loans and leases                                                --            (2,200)           (8,900)
Leasing income                                                                      14,639            16,886            21,623
Other income, net                                                                    3,681            23,097             5,146
General and administrative expenses                                                (17,697)          (31,673)          (38,137)
Leasing expense                                                                    (10,854)          (12,911)          (24,510)
Other expense                                                                       (3,139)           (3,155)          (10,706)
                                                                             ---------------   ---------------   ---------------
Income (loss) from operations                                                       (6,124)            8,624           (23,235)
Changes in estimated liquidation values of assets and liabilities                   (2,761)          266,510                --
Income tax (expense) benefit                                                         4,886          (187,385)           26,013
                                                                             ---------------   ---------------   ---------------
Net income (loss)                                                                               $     87,749      $      2,778
                                                                                               ===============   ===============
Change in net assets in liquidation from operations                           $     (3,999)
                                                                             ===============

LOANS AND LEASES:
    Retail:
        Single-family mortgage loans                                          $         --      $    148,329      $    277,288
        High loan-to-value home equity loans and lines of credit                        --             7,178            13,835
        Other home equity loans and lines of credit                                     --           151,742           130,784
        Auto loans (1)                                                             142,357            84,938           444,607
                                                                             ---------------   ---------------   ---------------
    Total retail loans                                                             142,357           392,187           866,514
    Commercial:
        Multi-family mortgage loans                                                  2,443             3,563           697,339
        Commercial mortgage loans                                                    7,712            51,527           289,093
        Franchise loans                                                             46,928            59,433           160,072
        Asset-based loans, syndicated loans, factored receivables and
        commercial leases                                                          104,362           185,714           310,070
        Business loans                                                               7,212            56,970            79,883
                                                                             ---------------   ---------------   ---------------
    Total commercial loans and leases                                              168,657           357,207         1,536,457
Premiums and discounts and deferred fees and costs, net                                 --                --            14,215
                                                                             ---------------   ---------------   ---------------
Gross loans and leases                                                             311,014           749,394         2,417,186
Allowance for loan and lease losses                                                     --                --           (49,791)
                                                                             ---------------   ---------------   ---------------
Loans and leases receivable (2) (3)                                           $    311,014      $    749,394      $  2,367,395
                                                                             ===============   ===============   ===============

CREDIT QUALITY:
   Nonperforming assets - total (4)                                           $     27,268      $     40,125      $     89,817
   Nonperforming assets - franchise                                           $     21,005      $     23,045      $     69,583
   Nonperforming assets - auto                                                $        284      $      1,024      $      1,034
   Nonperforming assets as a percentage of consolidated assets                        3.11%             1.03%             2.24%

   Loans and leases delinquent 60 days or more                                $     17,753      $     31,905      $     70,023
   Loans and leases delinquent 60 days or more - franchise                    $     15,470      $     16,253      $     47,325
   Loans and leases delinquent 60 days or more - auto                         $        143      $        304      $        889
   Loans and leases delinquent 60 days or more as a percentage of                        .                 .                 .
     gross loans and leases, including loans and leases held-for-sale                 5.71%             4.26%             2.90%

   Allowance for loan and lease losses                                                 N/A               N/A      $     49,791
   Allowance for loan and lease losses as a percentage of
     gross loans and leases held-for-investment                                        N/A               N/A              2.10%
   Allowance for loan and lease losses as a percentage of nonperforming                N/A               N/A                55%
     assets

PER SHARE DATA:
    Book value per share                                                               N/A               N/A      $       5.37
    Tangible book value per share                                                      N/A               N/A      $       3.40
    Net assets in liquidation per diluted share outstanding                   $       6.43      $       6.50               N/A

OTHER DATA:
   Full-time equivalent employees                                                      322               800               895

                          BAY VIEW CAPITAL CORPORATION
                      SELECTED FINANCIAL DATA (CONTINUED)
                                  (UNAUDITED)

                                                     ----------------------------------------------  ------------------------------
                                                               FOR THE THREE MONTHS ENDED                  FOR THE YEAR ENDED
                                                     ----------------------------------------------  ------------------------------
                                                      DECEMBER 31,    SEPTEMBER 30,   DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                          2002            2002            2001            2002            2001
                                                     --------------  --------------  --------------  --------------  --------------
                                                                                (DOLLARS IN THOUSANDS)
LOAN AND LEASE PRODUCTION:
  Originations:
     Auto loans                                       $     69,464    $     76,230    $     83,349    $    314,731    $    323,619
     Home equity loans and lines of credit                   6,595          26,397          25,196          87,452          94,026
     Multi-family and commercial mortgage loans                 --          27,105          59,912         217,788         245,152
     Asset-based loans, syndicated loans, factoring          4,250           8,617           6,525          29,658          62,513
        receivables and commercial leases
     Business loans                                          4,613           9,393          18,138          36,590          60,310
                                                     --------------  --------------  --------------  --------------  --------------
  Total originations                                  $     84,922    $    147,742    $    193,120    $    686,219    $    785,620
                                                     ==============  ==============  ==============  ==============  ==============

(1) Excludes auto-related operating lease assets reported separately from loans and leases totaling $191.0 million, $228.5 million and $339.3 million at December 31, 2002, September 30, 2002, and December 31, 2001, respectively.

(2) All loans and leases are classified as held-for-sale at December 31, 2002 and September 30, 2002. Total loans and leases at December 31, 2001 include franchise loans classified as held-for-sale totaling $40.6 million.

(3) Includes mark-to-market valuation reserves of $35.1 million, $70.6 million and $14.0 million at December 31, 2002, September 30, 2002 and December 31, 2001, respectively.

(4) Nonperforming assets include mark-to-market valuation reserves of $16.4 million, $16.6 million and $4.7 million at December 31, 2002, September 30, 2002 and December 31, 2001, respectively.